THIS SECURED DEBENTURE (THE “SECURITIES”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TOWARD RESALE AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS.

SENIOR SECURED CONVERTIBLE REDEEMABLE DEBENTURE

FOX PETROLEUM, INC.

October 31, 2008

No. FOXP - 4	US$1,000,000

          This Senior Secured Convertible Redeemable Debenture (the “Debenture”) is issued on October 31, 2008 (the “Closing Date”) by Fox Petroleum, Inc. a Nevada corporation, with headquarters located at 64 Knightsbridge, London, SW1X 7JF (the “Company”), to Trafalgar Capital Specialized Investment Fund, Luxembourg (together with its permitted successors and assigns, the “Holder”) pursuant to exemptions from registration under the Securities Act of 1933, as amended.

ARTICLE I.

          Section 1.01                                    Principal and Interest. For value received, the Company hereby promises to pay to the order of the Holder by October 31, 2010 (the “Maturity Date”) in lawful money of the United States of America and in immediately available funds the unpaid principal sum of One Million U.S. Dollars (US$1,000,000) together with interest on the unpaid principal of this Debenture at the rate of: ten percent (10%) per annum compounded monthly thereafter until paid. Interest shall be computed on the basis of a 360-day year and the actual days elapsed and the Holder shall deduct the first interest payment on the date hereof.

          Section 1.02                                    Optional Conversion. The Holder is entitled, at its option, subject to the limitations set forth herein, to convert, and sell on the same day or at any subsequent time, at any time and from time to time, until payment in full of the remaining outstanding principal balance of this Debenture, plus any interest, all or any part of the principal amount of the Debenture, plus accrued interest, into shares (the “Conversion Shares”) of

Common Stock at the price per share equal to: the lesser of (a) an amount equal to one hundred percent (100%) of the Volume Weighted Average Price (“VWAP”) as quoted by Bloomberg L.P. on the date hereof (the “Fixed Price”), or (b) an amount equal to eighty percent (80%) of the lowest daily closing VWAP as quoted by Bloomberg L.P. during the five (5) trading days immediately following the Conversion Date (as defined herein) (the “Conversion Price”). No fraction of shares or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share. To convert this Debenture, the Holder hereof shall deliver written notice thereof, substantially in the form of Exhibit “A” to this Debenture, with appropriate insertions (the “Conversion Notice”), to the Company at its address as set forth herein. The date upon which the conversion shall be effective (the “Conversion Date”) shall be deemed to be the date set forth in the Conversion Notice. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Debenture in an amount equal to the applicable conversion. The Holder and the Company shall maintain records showing the principal amount converted and the date of such conversions. In no event shall the Holder be entitled to convert this Debenture for a number of shares of Common Stock in excess of that number of shares of Common Stock which, upon giving effect to such conversion, would cause the aggregate number of shares of Common Stock beneficially owned by the Holder and its affiliates to exceed 9.99% of the outstanding shares of the Common Stock following such conversion without the approval of the Company.

          Section 1.03                                    Reservation of Common Stock. The Company shall reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of this Debenture, such number of shares of Common Stock as shall from time to time be sufficient to effect such conversion, based upon the Conversion Price. If at any time the Company does not have a sufficient number of Conversion Shares authorized and available, then the Company shall file a preliminary proxy statement with the Securities and Exchange Commission within ten (10) business day after such occurrence and shall call and hold a special meeting of its stockholders as soon as practicable after such occurrence for the sole purpose of increasing the number of authorized shares of Common Stock.

          Section 1.04                                    Conversion Cap. In no event shall the Holder be entitled to convert this Debenture for a number of shares of Common Stock in excess of that number of shares of Common Stock which, upon giving effect to such conversion, would cause the aggregate number of shares of Common Stock beneficially owned by the Holder and its affiliates to exceed 9.99% of the outstanding shares of the Common Stock following such conversion without the approval of the Company.

          Section 1.05                                    Optional Redemption. The Company may, in its sole discretion, after giving the Holder three days advance notice, redeem any or all of this Debenture at any time, provided that the Common Stock is trading below the Fixed Price at the time the Company gives the Holder the redemption notice, by paying the unpaid principal and interest accrued to such date and a prepayment premium of fifteen percent (15%) redemption premium on the amount redeemed.

          Section 1.06                                    Mandatory Redemption. The Company shall begin redeeming on this Debenture monthly beginning on the three month anniversary following the date hereof (each date, as well as the date of any Optional Redemption pursuant to Section 1.04, a “Redemption Date”) by making equal payments of principal over the term of this Debenture plus any outstanding interest payments and a fifteen percent (15.0%) redemption premium on the principal redeemed each month as set out in Exhibit B.

          Section 1.07                                    Interest Payments. Holder shall deduct the first interest payment on the date hereof. The second interest payment shall be due on the two month anniversary following the date hereof. Upon the occurrence of an Event of Default (as defined in Section 3.01 below) by the Company, the Holder has the option to elect that the interest due and payable hereunder be paid in cash (via wire transfer or certified funds) or in the form of Common Stock. If paid in the form of Common Stock, that number of shares of Common Stock with a value equal to the amount of interest due shall be issued. The amount of stock to be issued will be calculated as follows: the value of the stock shall be eighty-five percent of the lower of: (i) the VWAP as quoted by Bloomberg L.P. on the date the interest payment is due; or (ii) if the interest payment is not made when due, the VWAP as quoted by Bloomberg L.P. on the date the interest payment is made. No fractional shares will be issued; therefore, in the event that the value of the Common Stock per share does not equal the total interest due, the Company will pay the balance in cash.

          Section 1.08                                    Paying Agent and Registrar. Initially, the Company will act as paying agent and registrar. The Company may change any paying agent, registrar, or Company-registrar by giving the Holder not less than ten (10) business days’ written notice of its election to do so, specifying the name, address, telephone number and facsimile number of the paying agent or registrar. The Company may act in any such capacity.

          Section 1.09                                    Secured Nature of Debenture. This Debenture is secured by all of the assets and property of the Company and its subsidiaries as set forth on Exhibit A to the Security Agreement dated as of October 31,, 2008 between the Company and the Holder, (the “Security Agreement”). As set forth in the Security Agreement, Holder’s security interest shall terminate upon the occurrence of an Expiration Event as defined in the Security Agreement.

          Section 1.09                                    Currency Exchange Rate Protections.

           (a) “Closing Date Exchange Rate” means the Euro to US dollar spot exchange rate as converted by the Holder’s Custodian on the date funds are transferred into escrow.

          (b) “Repayment Exchange Rate” means in relation to each date of a Conversion or Redemption, the Euro to US dollar spot exchange rate as quoted by Bloomberg or Proquote on such date.

          (c) If on the date of any Conversion Notice, the Repayment Exchange Rate is more than the Closing Date Exchange Rate then the number of Shares to be issued shall be increased by the same percentage as results from dividing the Repayment Exchange Rate by the relevant Closing Date Exchange Rate. By way of example, if the number of Shares to be issued in respect of a particular Conversion Notice would, but for this Section 1.08, be 1,000 and if the Closing Date Exchange Rate is 1.75 and the relevant

Repayment Exchange Rate is 1.80, then 1,029 Shares will be issued in relation to that Conversion Notice, as the case may be. For the avoidance of doubt, the formula for such calculation, by way of example for this Section, equals ((1.80 /1.75) -1)*1000 = 29 additional shares.

          (d) If on any Redemption Date, the Cash Payment Date Exchange Rate, as defined below is more than the Closing Date Exchange Rate then the amount of cash required to satisfy the amounts due at such time shall be increased by the same percentage as results from dividing the Cash Payment Date Exchange Rate by the relevant Closing Date Exchange Rate. “Cash Payment Date Exchange Rate” means in relation to each Redemption Date the Euro to US dollar spot exchange rate as quoted by Bloomberg or Proquote on such date. By way of example, if the amount of cash required to repay all amounts due on such date would, but for this Section 1.08, be $1,000 and if the Closing Date Exchange Rate is 1.75 and the relevant Repayment Date Exchange Rate is 1.80 then the amount of cash from the Cash Payment required to repay all amounts due on such date will be $1,028.57. For the avoidance of doubt, the formula for such calculation, by way of example for this Section, equals ((1.80/1.75) -1)*$1000 = $28.57 additional dollars.

ARTICLE II.

          Section 2.01                                    Amendments and Waiver of Default. The Debenture may not be amended without the written consent of both the Holder and the Company. Notwithstanding the above, without the consent of the Holder, the Debenture may be amended to cure any ambiguity, defect or inconsistency, or to provide for assumption of the Company obligations to the Holder.

ARTICLE III.

          Section 3.01                                    Events of Default. An Event of Default is defined as follows: (a) failure by the Company to pay amounts due hereunder, including any installment payment of interest or principal redemption, and the balance due upon the maturity of the Company’s obligations to pay all amounts in full, within five (5) business days of the date such payment is due under this Debenture, without notice or demand, (b) after the Registration Statement required by the Registration Rights Agreement has been declared effective, failure by the Company’s transfer agent to issue freely tradeable Common Stock (including Common Stock tradeable under Rule 144) to the Holder within three (3) days of the Company’s receipt of a Notice of Conversion or Notice of Exercise from Holder; (c) failure by the Company for five (5) business days after notice to it to comply with any of its other agreements in the Debenture; (d) events of bankruptcy or insolvency or (e) a breach by the Company of any material obligation under the Securities Purchase Agreement which is not cured by the Company within five (5) business days after receipt of written notice thereof, (f) a breach by the Company of any of the Covenants under the Securities Purchase Agreement which is not cured within five (5) business days of the Company’s receipt of written notice thereof. Upon the occurrence of an Event of Default, the Holder may, in its sole discretion, accelerate full repayment of all debentures outstanding and accrued interest thereon notwithstanding any limitations contained in this Debenture and/or the Securities Purchase Agreement dated the date hereof between the Company and Trafalgar Capital Specialized Investment Fund, Luxembourg (the “Securities Purchase Agreement”).

          Section 3.02                                    Failure to Issue Unrestricted Common Stock. As indicated in Article III Section 3.01, a breach by the Company of its obligations under the Securities Purchase Agreement shall be deemed an Event of Default, which if not cured within the periods specified in Section 3.01, shall entitle the Holder to accelerate full repayment of the Debentures together with accrued interest thereon or, notwithstanding any limitations contained in this Debenture and/or the Securities Purchase Agreement, to convert all amounts outstanding under the Debentures together with accrued interest thereon into shares of Common Stock pursuant to Section 1.02 herein. The Company acknowledges that failure to honor a Notice of Conversion except as set forth herein, shall cause irreparable harm to the Holder.

          Section 3.03                                    Re-issuance of Debenture. When the Holder elects to convert a part of the Debenture, upon the Holder’s request, the Company shall reissue a new Debenture in the same form as this Debenture to reflect the new principal amount. Upon Company’s request, Holder shall surrender this Debenture prior to the issuance of such new Debenture.

ARTICLE IV.

          Section 4.01                                    [Reserved]

ARTICLE V.

          Section 5.01                                    Anti-dilution. In the event that the Company shall at any time subdivide the outstanding shares of Common Stock, or shall issue a stock dividend on the outstanding Common Stock, the Conversion Price in effect immediately prior to such subdivision or the issuance of such dividend shall be proportionately decreased, and in the event that the Company shall at any time combine the outstanding shares of Common Stock, the Conversion Price in effect immediately prior to such combination shall be proportionately increased, effective at the close of business on the date of such subdivision, dividend or combination as the case may be.

          Section 5.02                                    Consent of Holder to Sell Capital Stock, Incur Debt or Grant Security Interests. Except for the Securities Purchase Agreement dated the date hereof between the Company and Trafalgar Capital Specialized Investment Fund, Luxembourg, so long as any of the principal of or interest on this Debenture remains unpaid, the Company shall not, without the prior consent of the Holder, (i) issue or sell shares of Common Stock or Preferred Stock without consideration or for a consideration per share less than the bid price of the Common Stock determined immediately prior to its issuance provided that upon such sale with Holder’s consent, the Fixed Price shall be reset to an amount equal to eighty-five percent of such sales price (the “Reset Price”) if such Reset Price would be lower than the then current Fixed Price, (ii) issue or sell any warrant, option, right, contract, call, or other security instrument granting the holder thereof, the right to acquire Common Stock without consideration or for a consideration less than such Common Stock’s bid price value determined immediately prior to it’s issuance, (iii) enter into any security instrument granting the holder a security interest in any and all assets of the Company or any subsidiary of the Company (whether now owned or acquired in the future while the Debentures are outstanding), (iv) permit any subsidiary of the Company (whether now owned or acquired in the future while the Debentures are outstanding) to enter into any security instrument granting the holder a security interest in any and all assets of such subsidiary (v) file any registration statement on Form S-8 or (vi) incur any additional debt or permit any subsidiary of the Company to incur any additional debt without the Holder’s prior written consent.

ARTICLE VI.

          Section 6.01                                    Notice. Notices regarding this Debenture shall be sent to the parties at the following addresses, unless a party notifies the other parties, in writing, of a change of address:

If to the Company, to:	Fox Petroleum, Inc.
64 Knightsbridge
London, SW1X7JF
Attention: Mr. Richard Joseph Moore, CEO and Director
Telephone: 011-44-207-590-9630
Facsimile: 011-44-207-590-9601

With a copy to:	As above

Attention: Alex Craven - Director
Telephone: as above
Facsimile: as above

If to the Holder:	Trafalgar Capital Specialized Investment Fund
8-10 Rue Mathias Hardt
BP 3023
L-1030 Luxembourg
Attention: Andrew Garai, Chairman of the Board of
Facsimile: 011-44-207-405-0161 and
001-786-323-1651

With a copy to:	James G. Dodrill II, P.A.
5800 Hamilton Way
Boca Raton, FL 33496
Attention: James Dodrill, Esq.
Telephone: (561) 862-0529
Facsimile: (561) 892-7787

          Section 6.02                                    Governing Law. This Debenture shall be deemed to be made under and shall be construed in accordance with the laws of the State of Florida without giving effect to the principals of conflict of laws thereof. Each of the parties consents to the jurisdiction of the U.S. District Court sitting in the Southern District of the State of Florida or the state courts of the State of Florida sitting in Broward County, Florida in connection with any dispute arising under this Debenture and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens to the bringing of any such proceeding in such jurisdictions.

          Section 6.03                                    Severability. The invalidity of any of the provisions of this Debenture shall not invalidate or otherwise affect any of the other provisions of this Debenture, which shall remain in full force and effect.

          Section 6.04                                    Entire Agreement and Amendments. This Debenture represents the entire agreement between the parties hereto with respect to the subject matter hereof and there are no representations, warranties or commitments, except as set forth herein. This Debenture may be amended only by an instrument in writing executed by the parties hereto.

          Section 6.05                                    Counterparts. This Debenture may be executed in multiple counterparts, each of which shall be an original, but all of which shall be deemed to constitute on instrument.

          IN WITNESS WHEREOF, with the intent to be legally bound hereby, the Company as executed this Debenture as of the date first written above.

FOX PETROLEUM, INC.

By: /s/ Richard Joseph Moore
Name:  Mr. Richard Joseph Moore
Title:    CEO and Director

EXHIBIT “A”

NOTICE OF CONVERSION

(To be executed by the Holder in order to Convert the Debenture)

TO:

          The undersigned hereby irrevocably elects to convert US$ ______________________ of the principal amount of the above Debenture into Shares of Common Stock of Fox Petroleum, Inc., according to the conditions stated therein, as of the Conversion Date written below.

Conversion Date:

Applicable Conversion Price:

Signature:

Name:

Address:

Amount to be converted:	US$

Amount of Debenture
unconverted:	US$

Conversion Price per share:	US$

Number of shares of Common
Stock to be issued:

Please issue the shares of
Common Stock in the following
name and to the following
address:

Issue to:

Authorized Signature:

Name:

Title:

Phone Number:

Broker DTC Participant Code:

Account Number:

A-1

EXHIBIT B

Payment	Interest	Principal	Redemption	Premium		Balance
No.	Payment	Payment	Premium	Payable	Total Payable	Outstanding
					(1,000,000.00)	1,000,000.00
1	8,333.33	-	15%	-	8,333.33	1,000,000.00

2	8,333.33	-	15%	-	8,333.33	1,000,000.00

3	8,333.33	45,454.55	15%	6,818.18	60,606.06	954,545.45

4	7,954.55	45,454.55	15%	6,818.18	60,227.27	909,090.91

5	7,575.76	45,454.55	15%	6,818.18	59,848.48	863,636.36

6	7,196.97	45,454.55	15%	6,818.18	59,469.70	818,181.82

7	6,818.18	45,454.55	15%	6,818.18	59,090.91	772,727.27

8	6,439.39	45,454.55	15%	6,818.18	58,712.12	727,272.73

9	6,060.61	45,454.55	15%	6,818.18	58,333.33	681,818.18

10	5,681.82	45,454.55	15%	6,818.18	57,954.55	636,363.64

11	5,303.03	45,454.55	15%	6,818.18	57,575.76	590,909.09

12	4,924.24	45,454.55	15%	6,818.18	57,196.97	545,454.55

13	4,545.45	45,454.55	15%	6,818.18	56,818.18	500,000.00

14	4,166.67	45,454.55	15%	6,818.18	56,439.39	454,545.45

15	3,787.88	45,454.55	15%	6,818.18	56,060.61	409,090.91

16	3,409.09	45,454.55	15%	6,818.18	55,681.82	363,636.36

17	3,030.30	45,454.55	15%	6,818.18	55,303.03	318,181.82

18	2,651.52	45,454.55	15%	6,818.18	54,924.24	272,727.27

19	2,272.73	45,454.55	15%	6,818.18	54,545.45	227,272.73

20	1,893.94	45,454.55	15%	6,818.18	54,166.67	181,818.18

21	1,515.15	45,454.55	15%	6,818.18	53,787.88	136,363.64

22	1,136.36	45,454.55	15%	6,818.18	53,409.09	90,909.09

23	757.58	45,454.55	15%	6,818.18	53,030.30	45,454.55

24	378.79	45,454.55	15%	6,818.18	52,651.52	0.00

2